UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2012

   EATON VANCE CORP.

 (Exact name of registrant as specified in its charter)

Maryland

1-8100

04-2718215

(State or other jurisdiction

(Commission File Number)

(IRS Employer Identification No.)

  of incorporation)

       Two International Place, Boston, Massachusetts

02110

  (Address of principal executive offices)

        (Zip Code)

Registrant’s telephone number, including area code:  (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Item 2.02.

Results of Operations and Financial Condition

Registrant  has  reported  its results of  operations  for the three months ended January 31, 2012, as described in Registrant’s news release dated February 22, 2012, a copy of which is furnished herewith as Exhibit  99.1 and  incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits

Exhibit No.

Document

99.1

Press release issued by the Registrant dated February 22, 2012.

SIGNATURES

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the Registrant  has duly  caused  this  Report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.

 (Registrant)

Date:

February 22, 2012

/s/ Robert J. Whelan

Robert J. Whelan, Chief Financial Officer

EXHIBIT INDEX

Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K.  The following exhibit is filed as part of this Report:

Exhibit No.

Description

99.1

Copy of Registrant's news release dated February 22, 2012.

Exhibit 99.1

Contact:

Robert Whelan - 617.482.8260

rwhelan@eatonvance.com

Eaton Vance Corp.

Report for the Three Months Ended January 31, 2012

Boston, MA, February 22, 2012 – Eaton Vance Corp. (NYSE: EV) earned $0.47 of adjusted earnings per diluted share(1) in the first quarter of fiscal 2012, an increase of 4 percent over the $0.45 of adjusted earnings per diluted share in the first quarter of fiscal 2011 and unchanged from the $0.47 of adjusted earnings per diluted share in the fourth quarter of fiscal 2011.

As determined under U.S. generally accepted accounting principles (“GAAP”), the Company earned $0.40 in the first quarter of fiscal 2012, $0.30 in the first quarter of fiscal 2011 and $0.40 in the fourth quarter of fiscal 2011.  Adjusted earnings differed from GAAP earnings due to adjustments in connection with increases in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value, which totaled $0.07, $0.15 and $0.07 per diluted share in the first quarter of fiscal 2012, the first quarter of fiscal 2011 and the fourth quarter of fiscal 2011, respectively.

Net outflows of $1.1 billion from long-term funds and separate accounts in the first quarter of fiscal 2012 compare to net inflows of $1.8 billion in the first quarter of fiscal 2011 and net outflows of $2.7 billion in the fourth quarter of fiscal 2011.

Assets under management on January 31, 2012 were $191.7 billion, unchanged from January 31, 2011 and an increase of 2 percent from the $188.2 billion of managed assets as of October 31, 2011.

“Eaton Vance experienced sequentially improved net flows and a rising trend of managed assets in the first quarter of fiscal 2012,” said Thomas E. Faust, Jr., Chairman and Chief Executive Officer.  “For the balance of the year, we see both continuing challenges and growing opportunities.”

Comparison to First Quarter of Fiscal 2011

Long-term fund net outflows of $1.2 billion in the first quarter of fiscal 2012 compare to $1.4 billion of long-term fund net inflows in the first quarter of fiscal 2011, and reflect $6.9 billion of fund sales and other inflows and $8.1 billion of fund redemptions and other outflows.  The $0.4 billion of institutional separate account net outflows in the first quarter of fiscal 2012 compare to $0.5 billion of institutional separate account net inflows in the first quarter of fiscal 2011, and reflect gross inflows of $1.8 billion and $2.2 billion of outflows.  The $0.5 billion of high-net-worth separate account net inflows in the first quarter of fiscal 2012 compare to $0.2 billion of high-net-worth separate account net inflows in the first quarter of fiscal 2011, and reflect gross inflows of $1.0 billion and $0.5 billion of outflows.  Retail managed account gross inflows of $1.7 billion were offset by $1.7 billion of outflows in the first quarter of fiscal 2012, while retail managed account net outflows totaled $0.1 billion in the first quarter of fiscal 2011.  Attachments 4 and 5 summarize the Company’s assets under management and asset flows by investment mandate.

Revenue in the first quarter of fiscal 2012 decreased $13.0 million, or 4 percent, to $295.6 million from revenue of $308.6 million in the first quarter of fiscal 2011. Investment advisory and administration fees decreased 1 percent to $239.5 million, reflecting a slightly lower effective management fee rate as compared to the first quarter of fiscal 2011.  Distribution and underwriter fees decreased 18 percent due to a decrease in average fund assets to which distribution fees apply and a reduction in underwriter fees collected on Class A fund sales.  Service fee revenue decreased 14 percent due to a decrease in average fund assets subject to service fees.

Operating expenses decreased $6.5 million, or 3 percent, to $202.8 million in the first quarter of fiscal 2012 compared to operating expenses of $209.3 million in the first quarter of fiscal 2011.  Compensation expense was substantially unchanged, as decreases in sales-based incentives offset compensation increases attributable to higher employee headcount and increases in base salaries, stock-based compensation and employee benefits.  Distribution expense was substantially unchanged from the prior fiscal year’s first quarter, as increases in Class C distribution expense were offset by lower marketing support payments.  Service fee expense decreased 8 percent from the prior fiscal year’s first quarter due to a decrease in assets subject to service fees.  Amortization of deferred sales commissions decreased 44 percent, as a result of declines in Class B, Class C and private fund amortization expense.  Fund expenses increased 46 percent from the first quarter of fiscal 2011 due to higher subadvisory expenses and fund subsidies.  Other expenses decreased 2 percent, reflecting lower information technology and professional service expenses.

Operating income in the first quarter of fiscal 2012 was $92.8 million, a decrease of 7 percent from operating income of $99.3 million in the first quarter of fiscal 2011.  The Company’s operating margin declined to 31.4 percent in the first quarter of fiscal 2012 from 32.2 percent in the first quarter of fiscal 2011.

Interest and other income decreased 16 percent in the first quarter of fiscal 2012 compared to the first quarter of fiscal 2011 due to a decrease in average effective interest rates earned on the Company’s cash balances and lower interest and dividend income of consolidated funds.  In the first quarter of fiscal 2012, the Company recognized $6.4 million of net investment gains, including a $2.4 million gain related to the Company’s April 2011 sale of its equity interest in Lloyd George Management, for which additional settlement payments were received during the quarter, and gains recognized on the Company’s seed capital investments.  The Company recognized $0.7 million of net investment losses in the first quarter of fiscal 2011.  Also included in other income and expenses for the first quarter of fiscal 2012 were net gains of $6.0 million associated with a consolidated collateralized loan obligation (“CLO”) entity, primarily attributable to an increase in the fair market value of the investments held by the entity.  The CLO net gain included in other income and expenses was substantially offset by net gain attributable to non-controlling and other beneficial interests, as the consolidated CLO entity’s gain is largely attributable to the CLO entity’s outside investors rather than the Company.  Included in other income and expenses for the first quarter of fiscal 2011 were net gains of $0.3 million associated with the consolidation of the CLO entity, which amounts were again substantially offset by net gain attributable to non-controlling and other beneficial interests.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 35.7 percent and 37.3 percent in the first quarter of fiscal 2012 and fiscal 2011, respectively.

In the first quarter of fiscal 2012, net income attributable to non-controlling and other beneficial interests decreased $4.2 million from the first quarter of fiscal 2011, reflecting a $5.6 million increase in consolidated CLO entity gains attributable to other beneficial interest holders and a $0.3 million decrease in non-controlling beneficial interest associated with the Company’s majority-owned subsidiaries and consolidated funds.  Also included in non-controlling and other beneficial interests in the first quarter of fiscal 2012 and 2011 are $7.9 million and $19.1 million, respectively, of non-controlling interest value adjustments that relate to the profit growth of our subsidiary Parametric Portfolio Associates over the respective preceding twelve months ended December 31.

Adjusted net income attributable to Eaton Vance Corp. shareholders(2) was $55.4 million in the first quarter of fiscal 2012 compared to $55.7 million in the first quarter of fiscal 2011, a decrease of 1 percent.  GAAP net income attributable to Eaton Vance Corp. shareholders was $47.3 million in the first quarter of fiscal 2012 and $37.5 million in the first quarter of fiscal 2011.  Adjusted net income attributable to Eaton Vance Corp. shareholders differed from GAAP net income attributable to Eaton Vance Corp. shareholders primarily due to the increases in the estimated redemption value of non-controlling interests in our subsidiary Parametric Portfolio Associates described in the preceding paragraph.

Comparison to Fourth Quarter of Fiscal 2011

Long-term fund net outflows of $1.2 billion in the first quarter of fiscal 2012 compare to $3.1 billion of long-term fund net outflows in the fourth quarter of fiscal 2011. The $0.4 billion of institutional separate account net outflows in the first quarter of fiscal 2012 compare to institutional separate account net inflows of $0.5 billion in the fourth quarter of fiscal 2011.  The $0.5 billion of net inflows into high-net-worth separate accounts in the first quarter of fiscal 2012 compare to $0.1 billion of net inflows in the fourth quarter of fiscal 2011.  Retail managed account gross inflows of $1.7 billion were offset by $1.7 billion of outflows in the first quarter of fiscal 2012, while retail managed account net outflows totaled $0.2 billion in the fourth quarter of fiscal 2011.  Attachments 4 and 5 summarize the Company’s assets under management and asset flows by investment mandate.

Revenue in the first quarter of fiscal 2012 decreased $1.7 million, or 1 percent, to $295.6 million from $297.3 million in the fourth quarter of fiscal 2011. Investment advisory and administration fees were substantially unchanged, as average assets under management and effective management fee rates did not change materially.  Distribution and underwriter fees decreased 2 percent and service fee revenue decreased 3 percent due to a decrease in average fund assets that pay these fees.

Operating expenses increased $10.1 million, or 5 percent, to $202.8 million in the first quarter of fiscal 2012 from $192.7 million in the fourth quarter of fiscal 2011.  Compensation expense increased 19 percent from the fourth quarter of fiscal 2011, reflecting increases in bonus accruals, stock-based compensation, employee benefits, payroll taxes and base salaries.  Distribution expense decreased 1 percent from the prior fiscal quarter due to decreases in marketing support payments, offset by increases in marketing expenses. Service fee expense decreased 5 percent due to a decrease in assets subject to service fees.  Amortization expense decreased 20 percent from the prior fiscal quarter as a result of declines in Class B, Class C and private fund amortization expense.  Fund expenses decreased 13 percent from the fourth quarter of fiscal 2011 due to a decrease in subadvisory fees and fund subsidies.  Other expenses decreased 4 percent from the fourth quarter primarily due to decreases in information technology expenses.

Operating income in the first quarter of fiscal 2012 was $92.8 million, a decrease of 11 percent from operating income of $104.6 million in the fourth quarter of fiscal 2011. The Company’s operating margin declined to 31.4 percent in the first quarter of fiscal 2012 from 35.2 percent in the fourth quarter of fiscal 2011.

Interest and other income increased 481 percent in the first quarter of fiscal 2012 compared to the fourth quarter of fiscal 2011 due to an increase in interest and dividend income of consolidated funds. The $6.4 million of net investment gains recognized in the first quarter of fiscal 2012, which included the $2.4 million gain related to the Lloyd George Management sale discussed above, compare to $2.5 million of net investment losses in the fourth quarter of fiscal 2011.  Also included in other income and expenses for the first quarter of fiscal 2012 and fourth quarter of fiscal 2011 were consolidated CLO entity net gains of $6.0 million and net losses of $11.4 million, respectively, that are primarily attributable to changes in the fair market value of investments held by the entity.  The net gains and losses of the consolidated CLO entity recognized in other income and expenses for the respective periods were substantially offset by gain and loss attributable to non-controlling and other beneficial interests.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 35.7 percent and 45.5 percent in the first quarter of fiscal 2012 and fourth quarter of fiscal 2011, respectively.  The decrease in the Company’s effective tax rate was due primarily to changes in the amount of consolidated CLO entity gains or losses recognized, which are not subject to current tax.

Net income attributable to non-controlling and other beneficial interests increased $18.8 million in the first quarter of fiscal 2012 from the prior quarter due primarily to a $17.4 million decrease in non-controlling beneficial interest associated with the consolidated CLO entity and a $2.2 million decrease in non-controlling beneficial interest associated with the Company’s majority-owned subsidiaries and consolidated funds.  Also included in net income attributable to non-controlling and other beneficial interests for the first quarter of fiscal 2012 and the fourth quarter of fiscal 2011 are non-controlling interest value adjustments of $7.9 million and $8.5 million relating to our subsidiaries Parametric Portfolio Associates and Atlanta Capital Management that are attributable to their profit growth over the twelve months ended December 31, 2011 and October 31, 2011, respectively.

Adjusted net income attributable to Eaton Vance Corp. shareholders was $55.4 million in the first quarter of fiscal 2012 compared to $55.7 million in the fourth quarter, a decrease of 1 percent.  GAAP net income attributable to Eaton Vance Corp. shareholders was $47.3 million in the first quarter of fiscal 2012 and $46.8 million in the fourth quarter of fiscal 2011.  First quarter fiscal 2012 and fourth quarter fiscal 2011 adjusted net income attributable to Eaton Vance Corp. shareholders differed from GAAP net income attributable to Eaton Vance Corp. shareholders primarily due to the increases in the estimated redemption value of non-controlling interests in our subsidiaries Parametric Portfolio Associates and Atlanta Capital Management described in the preceding paragraph.

Cash and cash equivalents totaled $475.4 million on January 31, 2012 compared to $510.9 million on October 31, 2011.  There were no outstanding borrowings against the Company’s $200.0 million credit facility on January 31, 2012.  During the first three months of fiscal 2012, the Company used $34.8 million to repurchase and retire approximately 1.4 million shares of its Non-Voting Common Stock under its repurchase authorization and paid $22.0 million of dividends to shareholders.  Over the twelve months ended January 31, 2012, the Company used $206.6 million to repurchase and retire approximately 7.9 million shares of its Non-Voting Common Stock and paid $85.9 million in dividends to shareholders.  Approximately 6.6 million shares of the current 8.0 million share repurchase authorization remains unused.

Eaton Vance Corp. is one of the oldest investment management firms in the United States, with a history dating back to 1924. Eaton Vance and its affiliates offer individuals and institutions a broad array of investment strategies and wealth management solutions.  The Company’s long record of providing exemplary service, timely innovation and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors.  For more information about Eaton Vance, visit www.eatonvance.com.

This news release contains statements that are not historical facts, referred to as “forward-looking statements.”  The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

				Attachment 1
Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)
(unaudited)

	Three Months Ended
				% Change	% Change
	January 31,	October 31,	January 31,	Q1 2012 to	Q1 2012 to
	2012	2011	2011	Q4 2011	Q1 2011
Revenues:
Investment advisory and administration fees	$239,452	$239,751	$242,734	-%	(1)%
Distribution and underwriter fees	22,515	23,079	27,327	(2)	(18)
Service fees	32,299	33,281	37,345	(3)	(14)
Other revenue	1,340	1,212	1,208	11	11
Total revenues	295,606	297,323	308,614	(1)	(4)
Expenses:

Compensation of officers and employees	96,683	81,007	97,050	19	-
Distribution expense	32,328	32,577	32,697	(1)	(1)
Service fee expense	28,673	30,186	31,329	(5)	(8)
Amortization of deferred sales commissions	5,820	7,277	10,350	(20)	(44)
Fund expenses	6,651	7,635	4,544	(13)	46
Other expenses	32,631	33,993	33,299	(4)	(2)
Total expenses	202,786	192,675	209,269	5	(3)
Operating income	92,820	104,648	99,345	(11)	(7)
Other income (expense):
Interest and other income	1,737	299	2,063	481	(16)
Interest expense	(8,413)	(8,413)	(8,413)	-	-
Net gains (losses) on investments and derivatives	6,430	(2,548)	(746)	NM	NM
Net foreign currency gains	10	251	3	(96)	233
Other income (expense) of consolidated
collateralized loan obligation entity:
Interest income	5,544	5,272	5,220	5	6
Interest expense	(4,311)	(4,029)	(1,514)	7	185
Net gains (losses) on bank loans, other investments
and note obligations	4,736	(12,614)	(3,385)	NM	NM

Income before income taxes and equity
in net income of affiliates	98,553	82,866	92,573	19	6
Income taxes	(35,187)	(37,665)	(34,522)	(7)	2
Equity in net income of affiliates, net of tax	1,504	387	1,234	289	22
Net income	64,870	45,588	59,285	42	9
Net (income) loss attributable to
non-controlling and other beneficial interests	(17,599)	1,232	(21,750)	NM	(19)
Net income attributable to
Eaton Vance Corp. Shareholders	$47,271	$46,820	$37,535	1	26

Earnings per share attributable to
Eaton Vance Corp. Shareholders:
Basic	$0.41	$0.41	$0.31	-	32
Diluted	$0.40	$0.40	$0.30	-	33

Weighted average shares outstanding:
Basic	112,768	112,939	116,741	-	(3)
Diluted	114,901	115,238	122,175	-	(6)

Dividends declared per share	$0.19	$0.19	$0.18	-	6

		Attachment 2
Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp. shareholders and earnings per diluted share to adjusted net income attributable to Eaton Vance
Corp. shareholders and adjusted earnings per diluted share
(unaudited)

	Three Months Ended
	January 31,	October 31,	January 31,
(in thousands, except per share figures)	2012	2011	2011

Net income attributable to Eaton Vance Corp. shareholders	$47,271	$46,820	$37,535

Non-controlling interest value adjustments	8,102	8,906	18,197

Adjusted net income attributable to Eaton Vance
Corp. shareholders	$55,373	$55,726	$55,732

Earnings per diluted share	$0.40	$0.40	$0.30

Non-controlling interest value adjustments	0.07	0.07	0.15

Adjusted earnings per diluted share	$0.47	$0.47	$0.45

		Attachment 3
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)
(unaudited)

	January 31,	October 31,
	2012	2011
Assets

Cash and cash equivalents	$475,370	$510,913
Investment advisory fees and other receivables	126,885	130,525
Investments	333,404	287,735
Assets of consolidated collateralized loan obligation entity:
Cash and cash equivalents	16,832	16,521
Bank loans and other investments	472,933	462,586
Other assets	1,222	2,715
Deferred sales commissions	24,377	27,884
Deferred income taxes	44,768	41,343
Equipment and leasehold improvements, net	64,443	67,227
Intangible assets, net	65,225	67,224
Goodwill	142,302	142,302
Other assets	66,772	74,325
Total assets	$1,834,533	$1,831,300

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$49,748	$137,431
Accounts payable and accrued expenses	60,788	51,333
Dividend payable	22,023	21,959
Debt	500,000	500,000
Liabilities of consolidated collateralized loan obligation entity:
Senior and subordinated note obligations	480,345	477,699
Other liabilities	6,777	5,193
Other liabilities	118,979	75,557
Total liabilities	1,238,660	1,269,172
Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	118,494	100,824
Total temporary equity	118,494	100,824

Permanent Equity:
Voting common stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued, 399,240 and 399,240 shares, respectively	2	2
Non-voting common stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued, 115,435,234 and 115,223,827 shares, respectively	451	450
Notes receivable from stock option exercises	(4,118)	(4,441)
Accumulated other comprehensive income	2,003	1,340
Appropriated retained earnings (deficit)	1,124	(3,867)
Retained earnings	477,152	466,931
Total Eaton Vance Corp. shareholders' equity	476,614	460,415
Non-redeemable non-controlling interests	765	889
Total permanent equity	477,379	461,304
Total liabilities, temporary equity and permanent equity	$1,834,533	$1,831,300

					Attachment 4
Eaton Vance Corp.
Table 1
Asset Flows (in millions)
Twelve Months Ended January 31, 2012
(unaudited)

	Assets as of January 31,2011 - beginning of period			$191,744
	Long-term fund sales and inflows			30,304
	Long-term fund redemptions and outflows			(32,318)
	Long-term fund net exchanges			(123)
	Institutional account inflows			11,990
	Institutional account outflows			(10,334)
	High-net-worth account inflows			3,071
	High-net-worth account outflows			(2,330)
	High-net-worth assets acquired			352
	Retail managed account inflows			6,819
	Retail managed account outflows			(6,283)
	Market value change			(1,016)
	Change in cash management funds			(170)
	Net change			(38)
	Assets as of January 31,2012 - end of period			$191,706

Eaton Vance Corp.
Table 2
Assets Under Management
By Investment Mandate (1)
(in millions) (unaudited)

	January 31,	October 31,	%	January 31,	%
	2012	2011	Change	2011	Change
Equity	$110,834	$108,859	2%	$114,722	-3%
Fixed income	45,514	43,708	4%	43,013	6%
Floating-rate income	24,376	24,322	0%	21,939	11%
Alternative	10,449	10,645	-2%	11,367	-8%
Cash management	533	670	-20%	703	-24%
Total	$191,706	$188,204	2%	$191,744	0%
(1)Includes funds and separate accounts

Eaton Vance Corp.
Table 3
Long-Term Fund and Separate Account Net Flows (in millions)
(unaudited)

	Three Months Ended
	January 31,	October 31,	January 31,
	2012	2011	2011
Long-term funds:
Open-end funds	$(1,518)	$(3,494)	$2,061
Closed-end funds	(47)	108	(111)
Private funds	357	286	(598)
Institutional accounts	(391)	501	471
High-net-worth accounts	469	104	156
Retail managed accounts	10	(238)	(131)
Total net flows	$(1,120)	$(2,733)	$1,848

			Attachment 5
Eaton Vance Corp.
Table 4
Asset Flows by Investment Mandate (in millions) (unaudited)
	Three Months Ended
	January 31,	October 31,	January 31,
	2012	2011	2011
Equity fund assets - beginning of period	$53,860	$59,644	$58,434
Sales/inflows	2,752	2,300	4,178
Redemptions/outflows	(4,216)	(3,911)	(4,142)
Exchanges	(19)	(34)	66
Market value change	1,392	(4,139)	2,813
Net change	(91)	(5,784)	2,915
Equity assets - end of period	$53,769	$53,860	$61,349
Fixed income fund assets - beginning of period	27,472	27,551	29,412
Sales/inflows	1,662	1,605	1,678
Redemptions/outflows	(1,604)	(1,597)	(2,577)
Exchanges	51	98	(229)
Market value change	1,009	(185)	(1,691)
Net change	1,118	(79)	(2,819)
Fixed income assets - end of period	$28,590	$27,472	$26,593
Floating-rate income fund assets - beginning of
period	20,156	21,494	16,128
Sales/inflows	1,401	1,359	1,967
Redemptions/outflows	(1,202)	(2,098)	(561)
Exchanges	(8)	(129)	118
Market value change	(168)	(470)	251
Net change	23	(1,338)	1,775
Floating-rate income assets - end of period	$20,179	$20,156	$17,903
Alternative fund assets - beginning of period	10,217	11,287	10,004
Sales/inflows	1,090	930	1,812
Redemptions/outflows	(1,091)	(1,689)	(1,003)
Exchanges	(38)	(4)	(20)
Market value change	(52)	(307)	92
Net change	(91)	(1,070)	881
Alternative assets - end of period	$10,126	$10,217	$10,885
Long-term fund assets - beginning of period	111,705	119,976	113,978
Sales/inflows	6,905	6,194	9,635
Redemptions/outflows	(8,113)	(9,295)	(8,283)
Exchanges	(14)	(69)	(65)
Market value change	2,181	(5,101)	1,465
Net change	959	(8,271)	2,752
Total long-term fund assets - end of period	$112,664	$111,705	$116,730

Separate accounts - beginning of period	75,830	78,239	70,126
Institutional account inflows	1,824	2,954	2,184
Institutional account outflows	(2,215)	(2,453)	(1,713)
High-net-worth account inflows	1,021	598	798
High-net-worth account outflows	(552)	(494)	(642)
Retail managed account inflows	1,746	1,318	1,584
Retail managed account outflows	(1,736)	(1,556)	(1,715)
Exchanges and reclassifications	-	-	3
Market value change	2,591	(2,776)	3,686
Net change	2,679	(2,409)	4,185
Separate accounts - end of period	$78,509	$75,830	$74,311
Cash management fund assets - end of period	533	669	703
Total assets under management -
end of period	$191,706	$188,204	$191,744

Footnotes

1() Adjusted earnings per diluted share reflects the add back of adjustments in connection with changes in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value (“non-controlling interest value adjustments”), closed-end structuring fees and other items management deems non-recurring or non-operating.  See reconciliation provided in Attachment 2 for more information on adjusting items.

2 (2) Adjusted net income attributable to Eaton Vance Corp. shareholders reflects the add back of adjustments in connection with changes in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value, closed-end structuring fees and other items management deems non-recurring or non-operating.  See reconciliation provided in Attachment 2 for more information on adjusting items.